Exhibit 10.12
Execution Version
EIGHTH OMNIBUS AMENDMENT
This EIGHTH OMNIBUS AMENDMENT, dated as of August 19, 2024 (this “ Amendment”), is entered into by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture (the “Indenture Trustee”), each of the NOTE PURCHASERS listed on the signature pages hereto (collectively, the “ Note Purchasers.”), each of the FUNDING AGENTS for the Purchaser Groups listed on the signature pages hereto (collectively, the “Funding Agents ”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Note Purchasers (the “Administrative Agent
BACKGROUND:
1.    ALS and ALER are parties to that certain Amended and Restated Purchase Agreement, dated as of June 8, 2018 (as amended by that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, that certain Fifth Omnibus Amendment, dated as of October 9, 2020, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Purchase Agreement”);
2.    ALS, ALER and the Issuer are parties to that certain Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018 (as amended by that certain First Omnibus Amendment, dated as of August 31, 2018, that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, that certain First Amendment to Pooling and Servicing Agreement, dated as of April 16, 2020, that certain Fifth Omnibus Amendment, dated as of October 9, 2020, that certain Sixth Omnibus Amendment, dated as of July 27, 2021, that certain Seventh Omnibus Amendment, dated as of June 30, 2022, that certain Second Amendment to Pooling and Servicing Agreement, dated as of July 13, 2023, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Pooling and Servicing Agreement”);
3.    ALS, ALER, the Issuer, the Note Purchasers, the Funding Agents and the Administrative Agent are parties to that certain Amended and Restated Note Purchase Agreement, dated as of June 8, 2018 (as amended by that certain First Omnibus Amendment, dated as of August 31, 2018, that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, that certain Fifth Omnibus Amendment, dated as of October 9, 2020, that certain Sixth Omnibus Amendment, dated as of July 27, 2021, that certain Seventh Omnibus Amendment, dated as of June 30, 2022, each Facility Limit Increase Agreement with respect to each Note Purchaser, dated as of June 25, 2024, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Note Purchase Agreement”);

4.    the Issuer and the Indenture Trustee are parties to that certain Amended and Restated Indenture, dated as of June 8, 2018 (as amended by that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, that certain Fifth Omnibus Amendment, dated as of October 9, 2020, that certain Sixth Omnibus Amendment, dated as of July 27, 2021, that certain Seventh Omnibus Amendment, dated as of June 30, 2022, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Indenture” and, together with the Purchase Agreement, the Pooling and Servicing Agreement and the Note Purchase Agreement, the “Agreements”);
5.    ALS, ALER, the Issuer, the Administrative Agent, the Funding Agents and the Note Purchasers desire to amend the Agreements as hereinafter set forth; and
6.    the consent of each of the Noteholders is necessary for such amendments to be effective, and each of the Noteholders, by executing this Amendment, has consented to such amendments.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in Part I of Appendix A to the Pooling and Servicing Agreement.
2.    [Reserved].
3.    Amendments. As of the Effective Date (as defined below), the Agreements are hereby amended as follows:
(a)    Purchase Agreement. The parties to the Purchase Agreement hereby agree that the definition of “Credit Agreement” in Part A of Appendix A is amended and restated to read as follows:
““Credit Agreement” means that certain Credit Agreement, dated as of August 19, 2024, by and among Alliance Laundry Holdings LLC, as holdings, Alliance Laundry Systems LLC, as borrower, Alliance Laundry (Thailand) Company Limited, as Thai borrower, the lenders and issuing banks from time to time party thereto, Citibank, N.A., as administrative agent, and the other parties thereto from time to time, as such agreement may be amended, restated, modified, supplemented, refinanced or replaced from time to time
(b)    Pooling and Servicing Agreement. The parties to the Pooling and Servicing Agreement hereby agree that the Pooling and Servicing Agreement is amended as follows:
(i)    Section 3.07(i) is amended and restated in its entirety with the following:
“(i)    Financial Condition Covenant: For so long as any payments of principal or interest remain outstanding on the Notes or any other amounts are owed to any Beneficiary, the Issuer, the Owner Trustee or the Indenture Trustee under the Basic Documents, the Servicer shall, so long as ALS, any Affiliate thereof or any successor thereto pursuant to Section 8.02 is the Servicer, maintain the following financial ratio (the “Financial Condition Covenant”) as specified in this Section 3.07(i). The Servicer shall not permit the Net First Lien Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the second full fiscal quarter ending after the Eighth Omnibus Amendment Effective Date), solely to the extent that on such date the Testing Condition is satisfied, to exceed the ratio for such fiscal quarter set forth in Section 6.11 of the Credit Agreement as in effect on the Eighth Omnibus Amendment Effective Date and as amended thereafter in accordance with its terms but, unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders), without giving effect to any such amendment (or any other modification) of such Section 6.11 that would apply a ratio that permits a higher Net First Lien Leverage Ratio for such fiscal quarter than the applicable ratio in effect on the Eighth Omnibus Amendment Effective Date
(ii)    Section 7.09(d) and (e) are amended and restated in their entirety with the following:
“(d)    It and its Subsidiaries will not: (i) become a Sanctioned Person or consent to, or approve of, any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement and the other Basic Documents becoming a Sanctioned Person; (ii) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction; provided that, with the prior written consent of each Noteholder (in its sole discretion), the Issuer, the Transferor, the Servicer or the Originator, as applicable, may engage in such transactions or other dealings if they would not be in violation of any applicable Anti-Terrorism Law or International Trade Law; (iii) directly or indirectly use of the proceeds of the Advances (1) to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction or (2) in any manner that could result (x) in a violation by any Person of Anti-Corruption Laws (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law; (iv) pay or repay any Outstanding Obligations with Embargoed Property or funds derived from any unlawful activity; (v) consent to, or approve of, any Collateral becoming Embargoed Property; or (vi) cause any Noteholder or the Administrative Agent to violate any Anti-Terrorism Law; and
(e)    It will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof (i) for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business or (ii) in any manner that could result (x) in a violation by any Person of Anti-Corruption Law (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law
(iii)    The definition of “ALS Change of Control” in Part I of Appendix A is amended and restated to read as follows:
“ ALS Change of Control: (a) At any time prior to the effectiveness of an initial registered public offering of common stock by ALH Holding Inc., (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 51% of the voting power for the election of directors of ALH Holding Inc. (determined on a fully diluted basis), or (ii) the board of directors of ALH Holding Inc. shall cease to consist of a majority of directors appointed by the Permitted Investors; (b) at any time after the effectiveness of an initial registered public offering of common stock by ALH Holding Inc., (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Eighth Omnibus Amendment Effective Date), excluding the Permitted Investors, shall (A) directly or indirectly become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 45% of the total voting power of all outstanding voting securities of ALH Holding Inc. in the election of directors or (B) either (x) become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Eighth Omnibus Amendment Effective Date), directly or indirectly, of a greater percentage of the outstanding common stock of ALH Holding Inc. than the percentage of such common stock then owned by the Permitted Investors or (y) have the power to vote or direct the voting of a greater percentage of the securities having the voting power for the election of directors of ALH Holding Inc. (determined on a fully diluted basis) than the percentage of such securities then owned by the Permitted Investors; or (c) (i) ALH Holding Inc. shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Interests of ALH free and clear of all Liens or (ii) ALH shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Interests of ALS free and clear of all Liens (except Liens securing the obligations under the Credit Agreement)
(iv)    The definition of “Anti-Corruption Laws” in Part I of Appendix A is amended and restated to read as follows:

“ Anti-Corruption Laws: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Issuer, the Transferor, the Originator, the Servicer or any of their respective Subsidiaries is located or doing business
(v)    The definition of “Credit Agreement” in Part I of Appendix A is amended and restated to read as follows:
“Credit Agreement: The Credit Agreement, dated as of August 19, 2024, by and among Alliance Laundry Holdings LLC, as holdings, Alliance Laundry Systems LLC, as borrower, Alliance Laundry (Thailand) Company Limited, as Thai borrower, the lenders and issuing banks from time to time party thereto, Citibank, N.A., as administrative agent, and the other parties thereto from time to time, as such agreement may be amended, restated, modified, supplemented, refinanced or replaced from time to time. A copy of the Credit Agreement in effect as of the Eighth Omnibus Amendment Effective Date is set forth on Appendix C
(vi)    The definition of “Embargoed Property” in Part I of Appendix A is amended and restated to read as follows:
“Embargoed Property: Any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by any Noteholder or the Administrative Agent of any applicable International Trade Law if the Noteholders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.”.
(vii)    The definition of “Reportable Compliance Event” in Part I of Appendix A is amended and restated to read as follows:
“Reportable Compliance Event: (a) Any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Noteholders or the Administrative Agent to be in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, including a Covered Entity’s use of any proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) any Collateral becomes Embargoed Property.”.
(viii)    The following new definitions are added to Part I of Appendix A in the appropriate alphabetical sequence:
Eighth Omnibus Amendment Effective Date: August 19, 2024.
International Trade Laws: All Applicable Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
Net First Lien Leverage Ratio: As defined in the Credit Agreement as in effect on the Eighth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
Testing Condition: As defined in the Credit Agreement as in effect on the Eighth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
(ix)    Appendix C is amended and restated in its entirety in the form of Annex A attached hereto.
(c)    Note Purchase Agreement. The parties to the Note Purchase Agreement hereby agree that Section 5.1(i) of the Note Purchase Agreement is hereby amended by replacing the text “Fifth Omnibus Amendment Effective Date” where it appears therein with the text “Eighth Omnibus Amendment Effective Date” in its place.
(d)    Indenture. The parties to the Indenture hereby agree that Sections 3.36(d) and (e) of the Indenture are amended and restated in their entirety to read as follows:
“(d)    it will not: (i) become a Sanctioned Person or consent to, or approve of, any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement or any other Basic Document becoming a Sanctioned Person; (ii) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction; provided that, with the prior written consent of each Noteholder (in its sole discretion), the Issuer may engage in such transactions or other dealings if they would not be in violation of any applicable Anti-Terrorism Law or International Trade Law; (iii) directly or indirectly use of the proceeds of the Advances (1) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned

Jurisdiction or (2) in any manner that could result (x) in a violation by any Person of Anti-Corruption Law (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law; (iv) pay or repay any Outstanding Obligations with Embargoed Property or funds derived from any unlawful activity; (v) consent to, or approve of, any Collateral becoming Embargoed Property; or (vi) cause any Noteholder or the Administrative Agent to violate any Anti-Terrorism Law; and
(e)    it will not, directly or indirectly, use the Advances or any proceeds thereof (i) for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business or (ii) in any manner that could result (x) in a violation by any Person of Anti-Corruption Law (including any Covered Entity, underwriter, advisor, investor or otherwise) or (y) in a violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law.”.
4.    Issuer Order, Noteholder Direction and Registered Owner Instruction.
(a)    The Issuer hereby authorizes and directs the Indenture Trustee to execute this Amendment.
(b)    The Noteholders hereby direct the Indenture Trustee to execute this Amendment.
(c)    ALER, as the sole Registered Owner, hereby instructs Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer, to execute this Amendment.
5.    Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date ”) upon satisfaction (or waiver in accordance with the Agreements) of the following conditions:
(a)    the Administrative Agent’s receipt of counterparts of this Amendment, duly executed by the parties hereto;
(b)    the Administrative Agent’s receipt of counterparts of that certain Upfront Fee Letter Agreement, dated as of the date hereof, duly executed by the parties thereto, and the payment by the Issuer of the fees set forth therein in accordance with the terms thereof;
(c)    the Administrative Agent’s receipt ofthe favorable written opinions of counsel for the Issuer, the Transferor and the Servicer, addressed to the Administrative Agent, each Funding Agent, each Note Purchaser and the Indenture Trustee, dated the date hereof, covering general corporate matters, no government consents or authorizations, no conflicts with organizational documents, any applicable law or other agreements and the due execution and delivery of, and the enforceability of, each of the Agreements;

(d)    the Administrative Agent’s receipt of counterparts of that certain No Interest and Lien Release Acknowledgement Letter, dated as of the date hereof, duly executed by the parties thereto; and
(e)    the Issuer shall have paid all fees and other amounts due and payable on or prior to the date hereof pursuant to the Basic Documents, to the extent invoiced, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Mayer Brown LLP.
6.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of each Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in any Agreement to “this Agreement”, “this Indenture”, “hereof’, “herein” or words of similar effect referring to the Agreement in which such reference is made shall be deemed to be references to such Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly amend or supplement any provision of any Agreement other than as set forth herein.
7.    Representations and Warranties.
(a)    Each of the Issuer, ALER and ALS makes each of its respective representations and warranties contained in Article VII of the Pooling and Servicing Agreement, as applicable (after giving effect to this Amendment).
(b)    Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.
8.    Consent.  Pursuant to each Agreement, each of the Administrative Agent and each Note Purchaser agrees, as to itself only, that all notices required to be delivered to it and all consents required to be given by it in connection with this Amendment have been provided, and each such party hereby consents to the terms of the amendments to the Agreements contained in this Amendment.
9.    Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
10.    Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.
11.    Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.

12.    Indenture Trustee’s Responsibility.   The Indenture Trustee shall have no responsibility for the validity or sufficiency of this Amendment, nor for the recitals herein.
13.    Limitation of Owner Trustee Liability.  It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Julia Linian
Name: Julia Linian
Title: Vice President
Alliance – Eighth Omnibus Amendment

ALLIANCE LAUNDRY SYSTEMS LLC

By:	/s/ Stephen Bodmann
Name: Stephen Bodmann
Title: Vice President and Treasurer

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC

By:	/s/ Samantha Hannan
Name: Samantha Hannan
Title: Chief Legal Officer
Alliance – Eighth Omnibus Amendment

ALLIANCE LAUNDRY SYSTEMS LLC

By:
Name: Stephen Bodmann
Title: Vice President and Treasurer

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC

By:	/s/ Samantha Hannan
Name: Samantha Hannan
Title: Chief Legal Officer
Alliance – Eighth Omnibus Amendment

Solely with respect to Sections 2(a) and 2(c) hereof:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President
Alliance – Eighth Omnibus Amendment

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Nina Austin
Name: Nina Austin
Title: Senior Vice President
Alliance – Eighth Omnibus Amendment

PNC PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:	/s/ Nina Austin
Name: Nina Austin
Title: Senior Vice President
Alliance – Eighth Omnibus Amendment

FIFTH THIRD PURCHASER GROUP:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:	/s/ Pawan Churiwal
Name: Pawan Churiwal
Title: Executive Director
Alliance – Eighth Omnibus Amendment